EXHIBIT 2.1    Articles of Merger


                               ARTICLES OF MERGER
                                       Of
                            LEVEL X MEDIA CORPORATION
                              A Nevada corporation

                                      Into

                             VIASTAR HOLDINGS, INC.
                              A Nevada corporation

Pursuant to N.R.S. 92A.190, the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

1. Filed simultaneously with these Articles of Merger is the Plan of Merger (set forth on Exhibit A attached hereto and incorporated herein by this reference), which has been adopted by VIASTAR HOLDINGS, INC. (the Surviving Corporation) and LEVEL X MEDIA CORPORATION, (the Disappearing Corporation).

2. There shall be no amendments to the Surviving Corporation's Articles of Incorporation, as amended as a result of this merger.

3. The address of the known place of business of the Surviving Corporation shall be 2451 West Birchwood Avenue, Suite 105, Mesa, Arizona 85202.

4. A majority of the issued and outstanding shares of common stock of the Disappearing Corporation held by its shareholders entitled to vote approved the Plan of Merger by written consent pursuant to NRS 92A.120(8) and NRS
     78.320. A majority vote of the shareholders of the Disappearing Company is sufficient to approve the Plan of Merger.

5. Pursuant to NRS 92A.130, a vote of the shareholders of the Surviving Company is not required to approve the Plan of Merger. The Board of Directors of the Surviving Company unanimously approved the Plan of Merger by written consent

6.   The effective date of the merger shall be July 18, 2003.

     IN WITNESS WHEREOF. The undersigned have hereunto set their hands as of this 18th day of July, 2003.

     "Surviving Corporation"

     VIASTAR HOLDINGS, INC.,
     a Nevada corporation

     By: /s/George J. Malasek
     ---------------------------------------
            George J. Malasek, its President

     "Disappearing Corporation"

     LEVEL X MEDIA CORPORATION,
     a Nevada corporation

     By: /s/ John D. Aquilino
     ---------------------------------------
            John D. Aquilino, its President


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                                    EXHIBIT A


                                 PLAN OF MERGER

Pursuant to N.R.S. Chapter. 92A, as of July 18, 2003, Level X Media Corporation., a Nevada corporation (the "Disappearing Corporation") and Viastar Holdings, Inc., a Nevada Corporation (the "Surviving Corporation") adopted a Plan of Merger as set forth below:

1. On the Effective Date set forth in the Articles of Merger, the Disappearing Corporation shall be merged into the Surviving Corporation and the Disappearing Corporation's separate existence shall cease. The Surviving Corporation shall continue its corporate existence under the laws of the State of Nevada, and the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as private nature, of each of the parties to the merger; and all property, real, personal or mixed, and all debts due on whatever account, including subscriptions for shares, and all other choses in action, and all and every other interest of or belongs to or due to each of the parties to the merger shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either party to the merger shall not revert or be in any way impaired by reason of such merger; and Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each party to the merger, and any claim existing or action or proceeding pending by or against either corporation may be prosecuted as if such merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either party shall be impaired by the merger.

2. On or before the Effective Date, the Articles of Merger shall be filed with the Nevada Secretary of State, in the form and manner required by the Nevada Revised Statutes.

3. After the Effective Date, the parties shall give effect to the merger as though the merger had taken place on the Effective Date, to the extent permitted by law and not inconsistent with the specific terms of the plan of merger.

4. The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law

5. The Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

6. Upon the Effective Date, the Board of Directors of the Surviving Company shall appoint John D. Aquilino and Richard L. Brooks to fill two vacant director positions of the Surviving Corporation, to serve until the next annual meeting of the shareholders of the Surviving Corporation. Upon the Effective Date, Gennaro Bunocore shall serve as the Chief Executive Officer, Treasurer and
Secretary of the Surviving Corporation, and John D. Aquilino shall serve as President of the Surviving Corporation, to serve until such time of their removal or resignation.

7. The manner of converting or exchanging the shares of each of the parties to the merger shall be as follows:

 [Section 7 continues on following Page]


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     (a)  Each  share of the  Surviving  Corporation  common  stock  issued  and outstanding at the Effective Date shall by virtue of the merger, without any action on the part of the holder thereof, shall remain one share of common stock
of  the  Surviving   Corporation  with  no  change  in  rights,   privileges  or
preferences.

     (b) 100% of the Disappearing Corporation common stock issued and outstanding at the Effective Date shall by virtue of the merger, without action on the part of the holder thereof, be cancelled and automatically converted into 1,500,000 shares of the common stock of the Surviving Corporation and 9,100,000 shares of Series A Preferred stock of the Surviving Corporation, and distributed to the Disappearing Corporation's shareholders on a pro rata basis. The Series A Preferred stock shall not have voting rights.

8. The Surviving Corporation shall relocate its corporate offices to 2451 West Birchwood Avenue, Suite #105, Mesa, Arizona 85202.

9. This Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10. This Plan of Merger shall be construed and interpreted in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, this Plan of Merger has been executed by the duly authorized officers of Level X Media Corporation and Viastar Holdings, Inc. as of the 18th day of July, 2003, pursuant to the authority of the shareholders of both corporations.


                                            "SURVIVING CORPORATION"

                                            VIASTAR HOLDINGS, INC.
                                            a Nevada corporation

                                            By: /s/ George J. Malasek
                                            ------------------------------------
                                            George J. Malasek, its President


                                            "DISAPPEARING ORPORATION"


                                            LEVEL X MEDIA CORPORATION
                                            a Nevada corporation


                                            By: /s/John D. Aquilino
                                            ------------------------------------
                                            John D. Aquilino, its President




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